UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 21, 2012

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 2.01 Completion of Acquisitions or Disposition of Assets

On February 21, 2012, KEMET Corporation (“KEMET”) announced that it had completed its acquisition of all of the authorized, issued and outstanding shares of the stock of Niotan Incorporated (“Niotan”), a leading manufacturer of tantalum powders from an affiliate of Denham Capital Management LP.  KEMET made an initial payment of approximately $30.7 million at the closing of the transaction and agreed to make additional deferred payments of $45 million over a thirty month period after the closing.  KEMET agreed to make quarterly royalty payments for tantalum powder produced by Niotan, in an aggregate amount equal to $10 million by December 31, 2014.

A copy of the news release has been included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired

Not applicable.

(b)          Pro Forma Financial Information

Not applicable.

(c)           Shell Company Transaction

Not applicable.

(d)          Exhibits

99.1        Press Release, dated February 21, 2012, issued by the Company

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 22, 2012	KEMET Corporation

/s/ William M. Lowe, Jr.

William M. Lowe, Jr.

Executive Vice President and Chief Financial Officer